UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2005

IMPCO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-15143	91-1039211
(Commission File Number)	(IRS Employer Identification No.)

16804 Gridley Place

Cerritos, California 90703

(Address of principal executive offices) (Zip Code)

(562) 860-6666

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

IMPCO TECHNOLOGIES, INC.

Cerritos, California

February 1, 2005

Item 7.01 Regulation FD Disclosure

On February 1, 2005, IMPCO Technologies, Inc. (“IMPCO”) announced the pricing of its public offering of 4,000,000 shares of its common stock at a price of $5.75 per share. Net proceeds to IMPCO after expenses are expected to be approximately $20.6 million. IMPCO has also granted an option to the underwriters to purchase an additional 600,000 shares of common stock.

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1 Press release dated February 1, 2005

Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPCO TECHNOLOGIES, INC.

Date: February 1, 2005	By:	/s/ Nickolai A. Gerde
Nickolai A. Gerde
Chief Financial Officer